Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-229043 and 333-226167 on Form S-3 and Registration Statement No. 333-217682 on Form S-8 of our report dated February 16, 2021 relating to the financial statements of KKR Real Estate Finance Trust Inc. and subsidiaries appearing in this Annual Report on Form 10-K of KKR Real Estate Finance Trust Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 16, 2021